UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

GREENESTONE HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	000-15078	84-1227328
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5734 Yonge Street, Suite 300 North York, Ontario, Canada M2M 4E7
(Address of principal executive offices)

(416) 222-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

Matthew C. Carroll, Esq.

JSBarkats, PLLC

18 East 41st Street, 19th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2013, the Board of Directors of Greenestone Healthcare Corporation, a Colorado corporation (the “Company”) appointed Ken Lorimer as the Company’s Chief Financial Officer. Pursuant to the Company’s compensatory arrangement with Mr. Lorimer, Mr. Lorimer is entitled to a salary of eighty thousand Canadian dollars (CAD$80,000.00) per annum (approximately USD$78,064 per annum). The relevant business experience of Mr. Lorimer is as follows:

Ken Lorimer, age 57, Chief Financial Officer

Ken Lorimer was appointed as the Company’s Chief Financial Officer in March 2013. Prior to Mr. Lorimer’s appointment, he served as the Company’s primary accountant from March 2011 to March 2013, where he oversaw all of the Company’s accounting functions. Prior to joining the Company, from January 1994 to February 2011, Mr. Lorimer operated as sole practitioner providing management consulting services to various companies in industries from manufacturing to real estate development. Prior to starting his management consulting practice, from 1984 to 1993, Mr. Lorimer served as the Chief Financial Officer of Terrazzo Mosaic & Tile Company Limited, which was one of the largest commercial finishing trade companies in North America. Mr. Lorimer received his Bachelor of Business Management from Ryerson University in 1979.

Family Relationships

Mr. Lorimer does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Articles of Incorporation

On March 22, 2013, the shareholders (the “Shareholders”) of Greenestone Healthcare Corporation, a Colorado corporation (the “Company”), held a special meeting at 5734 Yonge Street, Suite 300, North York, Ontario, Canada M2M 4E7, with telephonic attendance (the “Special Meeting”). At the Special Meeting, the Shareholders approved an amendment to the Company’s Articles of Incorporation (the “Articles”), increasing the aggregate number of shares which the Company has authority to issue from one hundred million (100,000,000) common shares, par value $0.01 per share, to five hundred million (500,000,000) common shares, par value $0.01 per share. In addition, at the Special Meeting, the Shareholders approved an amendment to the Articles to authorize the designation of a class of convertible preferred stock, consisting of 10,000,000 shares, par value $0.01 per share, such shares of preferred stock to be convertible into shares of the Company’s common stock on a 10-for-1 basis (the “Series B Preferred Stock”). The Company filed the amendments with the Secretary of State of the State of Colorado on March 26, 2013, a copy of which is attached hereto as Exhibit 3.1.

Amendment to the Bylaws

At the Special Meeting, the Shareholders approved an amendment to the Company’s bylaws, whereby the Company repealed the previously existing bylaws in their entirety and approved new bylaws. A copy of the Company’s new bylaws is attached hereto as Exhibit 3.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Matters submitted to stockholders at the Special Meeting and the voting results thereof were as follows:

Proposal One – Increase in Authorized Number of Common Stock

The Shareholders approved an increase in the number of authorized shares of common stock, par value $0.01 per share, from 100,000,000 to 500,000,000. Shareholders holding 14,113,267 shares of common stock, or 51.82% of the total outstanding shares of common stock and 98.26% of the shares of common stock represented during the Special Meeting, voted in favor of the increase in total authorized common shares.

For	Against	Abstention	Broker Non-Votes

14,113,267	250,000	0	0

Proposal Two – Authorization of Series B Preferred Stock

The Shareholders authorized the filing of a certificate of designations with the Secretary of State in the State of Colorado, authorizing the Series B Preferred Stock. Shareholders holding 14,113,267 shares of common stock, or 51.82% of the total outstanding shares of common stock and 98.26% of the shares of common stock represented during the Special Meeting, voted in favor of the designation of the Series B Preferred Stock.

For	Against	Abstention	Broker Non-Votes

14,113,267	250,000	0	0

Proposal Three – 2013 Stock Option Plan

The Shareholders approved the proposed 2013 Stock Option Plan (the “Plan”). Shareholders holding 14,113,267 shares of common stock, or 51.82% of the total outstanding shares of common stock and 98.26% of the shares of common stock represented during the Special Meeting, voted in favor of the Plan.

For	Against	Abstention	Broker Non-Votes

14,113,267	250,000	0	0

Proposal Four – Amendment to the Company’s Bylaws

The shareholders of the Company approved the proposed amended bylaws of the Company. Shareholders holding 14,113,267 shares of common stock, or 51.82% of the total outstanding shares of common stock and 98.26% of the shares of common stock represented during the Special Meeting, voted in favor of the amended bylaws.

For	Against	Abstention	Broker Non-Votes

14,113,267	250,000	0	0

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the Articles of Incorporation of Greenestone Healthcare Corporation, as filed with the Secretary of State in the State of Colorado on March 25, 2013 *

3.2	Amended Bylaws of Greenestone Healthcare Corporation *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENESTONE HEALTHCARE CORPORATION

Date: March 28, 2013	By:	/s/ Shawn E. Leon
Name: Shawn E. Leon
Title: Chief Executive Officer